BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Barbara K. Cegavske
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
20150295965-24
Filing Date and Time
06/29/2015 12:00 PM
Entity Number
E0480682008-2

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
PetroTerra Corp. (the "Company")

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
The Company currently has 100,000,000 authorized shares of common stock, par value $0.001 per share, and 10,000,000 authorized shares of preferred stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Following the change, the Company will have 40,000,000 authorized shares of common stock, par value $0.001 per share, and 4,000,000 authorized shares of preferred stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
One-for-two and one half reverse stock split such that one share shall be issued and outstanding after the change for every two and one half shares issued and outstanding immediately prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: July 1, 2015 Time: 9:00 a.m. (EST)
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

PETROTERRA CORP CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.